Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2014 relating to the financial statements which appears in the Annual Report of CBS 401(k) Plan on Form 11-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 18, 2015